742674104                                                    Page 15 of 22 Pages

                                                                    EXHIBIT 2 to
                                                                    Schedule 13D

         CONTRIBUTION AGREEMENT, dated as of December 16, 1999, (the "Agreement") among General Atlantic Partners 39, L.P., a Delaware limited partnership ("GAP 39"), GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment"), General Atlantic Partners 59, L.P., a Delaware limited partnership ("GAP 59"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment II"), Thomas H. Sinton ("Sinton"), and InterPro Holdings, LLC, a Delaware limited liability company ("LLC").

                                    RECITALS

         WHEREAS, GAP 39 owns 3,360,330 shares of Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of InterPro Business Solutions, Inc., a Delaware corporation (the "Company") and GAP Coinvestment owns 639,670 shares of Series A Preferred Stock (together with the Series A Preferred Stock owned by GAP 39, the "GAP Series A Preferred Stock");

         WHEREAS, GAP 59 owns 21,094,746 shares of Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), of the Company and GAP Coinvestment II owns 3,905,254 shares of Series B Preferred Stock (together with the Series B Preferred Stock owned by GAP 59, the "GAP Series B Preferred Stock") (the GAP Series A Preferred Stock and GAP Series B Preferred Stock are hereinafter referred to as the "GAP Shares");

         WHEREAS, Sinton owns (i) 4,000,000 shares of Series A Preferred Stock (the "Sinton Series A Preferred Stock") and (ii) 1,000,000 shares of common stock, par value $.001 per share (the "ProBusiness Shares", together with the Sinton Series A Preferred Stock, the "Sinton Shares") of ProBusiness Services, Inc., a Delaware corporation;

         WHEREAS, GAP 39, GAP Coinvestment, GAP 59 and GAP Coinvestment II desire to transfer and contribute the GAP Shares to LLC in exchange for a fifty percent (50%) membership interest of LLC, and LLC desires to receive such shares; and

         WHEREAS, Sinton desires to transfer and contribute the Sinton Shares to LLC in exchange for a fifty percent (50%) membership interest of LLC, and LLC desires to receive such shares.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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742674104                                                    Page 16 of 22 Pages

         8. Contribution. On the terms and subject to the conditions set forth in this Agreement, GAP 39, GAP Coinvestment, GAP 59 and GAP Coinvestment II shall assign, convey, transfer and deliver to LLC, as a capital contribution to LLC, all of its rights, title and interest in the GAP Shares, and Sinton shall assign, convey, transfer and deliver to LLC, as a capital contribution to LLC, all of his rights, title, and interest in the Sinton Shares.

         9. The Closings.

         (a) Simultaneously with the execution hereof, GAP 39, GAP Coinvestment, GAP 59 and GAP Coinvestment II shall deliver to LLC certificates representing the GAP Shares, and Sinton shall deliver to LLC certificates representing the Sinton Series A Preferred Stock, in each case duly endorsed in blank or accompanied by appropriate instruments of transfer duly endorsed in blank, together with any other documents that are necessary for LLC to acquire record and beneficial ownership of the GAP Shares and the Sinton Series A Preferred Stock.

         (b) On the next business day following the date hereof, Sinton shall deliver to LLC certificates representing the ProBusiness Shares, in each case duly endorsed in blank or accompanied by appropriate instruments of transfer duly endorsed in blank, together with any other documents that are necessary for LLC to acquire record and beneficial ownership of the ProBusiness Shares.

         10. Conditions to Closing.

         (a) The obligation of Sinton to contribute his ProBusiness Shares to LLC is conditioned upon (i) the prior contribution of the Sinton Series A Preferred Stock, the GAP Series A Preferred Stock and the GAP Series B Preferred Stock to LLC and (ii) the payment in full by the Company of (x) the aggregate amount outstanding of loans made to the Company by Deutsche Banc Alex. Brown (including such portion of the loans that are secured by shares of common stock, par value $.001 per share, of ProBusiness Services, Inc., a Delaware corporation, owned by Thomas H. Sinton or Affiliates of GAP LLC), (y) the aggregate amount outstanding of loans made to the Company by GAP 39 and GAP Coinvestment I.

         (b) The respective obligations of GAP 39, GAP 59, GAP Coinvestment and GAP Coinvestment II to contribute their respective shares of Series A Preferred Stock and Series B Preferred Stock to LLC is conditioned upon the simultaneous contribution of the Sinton Series A Preferred Stock to LLC.

         11. Further Assurances. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions, as the other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.
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742674104                                                    Page 17 of 22 Pages

         12. Miscellaneous. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                [Remainder of the page intentionally left blank]
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742674104                                                    Page 18 of 22 Pages

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.

                             GENERAL ATLANTIC PARTNERS 39, L.P.

                             By: General Atlantic Partners, LLC,
                                 its general partner

                                 By: /s/ David C. Hodgson
                                 ------------------------
                                 Name:  David C. Hodgson
                                 Title: A Managing Member

                             GAP COINVESTMENT PARTNERS, L.P.

                                 By: /s/ David C. Hodgson
                                 ------------------------
                                 Name:  David C. Hodgson
                                 Title: A General Partner

742674104                                                    Page 19 of 22 Pages

                             GENERAL ATLANTIC PARTNERS 59, L.P.

                             By: General Atlantic Partners, LLC,
                                 its general partner

                                 By: /s/ David C. Hodgson
                                 ------------------------
                                 Name:  David C. Hodgson
                                 Title: A Managing Member

                             GAP COINVESTMENT PARTNERS II, L.P.

                                 By: /s/ David C. Hodgson
                                 ------------------------
                                 Name:  David C. Hodgson
                                 Title: A General Partner

                             /s/ Thomas H. Sinton
                             --------------------
                             Thomas H. Sinton